UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
January 23, 2015

FRANKLIN COVEY CO.

(Exact name of registrant as specified in its charter)

Commission File No. 1-11107

Utah	87-0401551
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

2200 West Parkway Boulevard
Salt Lake City, Utah  84119-2099
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (801) 817-1776

Former name or former address, if changed since last report: Not Applicable
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2015, at the annual general meeting (the Annual Meeting) of shareholders of Franklin Covey Co. (the Company), shareholders approved the adoption of the Company’s 2015 Omnibus Incentive Plan, which had previously been approved by the Company’s Board of Directors, subject to stockholder approval.  A description of the Company’s 2015 Omnibus Incentive Plan is set forth in the Company’s Proxy Statement filed with the Securities and Exchange Commission on December 22, 2014 under the caption “Proposal No. 4 – Approval and Ratification of the 2015 Omnibus Incentive Plan,” and is incorporated herein by reference.  The description of the Company’s 2015 Omnibus Incentive Plan is qualified in its entirety by reference to the full text of such plan, which was attached to the Company’s Proxy Statement as Appendix A and is incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting on Friday, January 23, 2015.  For more information on the following proposals, refer to the Company’s Proxy Statement filed with the Securities and Exchange Commission on December 22, 2014, the relevant portions of which are incorporated herein by reference.  The matters voted on and the results of the votes are as follows:

1.	The following nominees for Director were elected. Each person elected will serve until the next annual meeting of shareholders or until such person’s successor is elected and qualified.

Nominee	Number of Votes Cast For	Number of Votes Withheld	Broker Non-Votes
Clayton M. Christensen	13,053,644	32,582	2,557,601
Michael Fung	12,961,015	125,211	2,557,601
Dennis G. Heiner	12,783,805	302,421	2,557,601
Donald J. McNamara	13,012,336	73,890	2,557,601
Joel C. Peterson	13,014,336	71,890	2,557,601
E. Kay Stepp	12,927,880	158,346	2,557,601
Robert A. Whitman	12,969,820	116,406	2,557,601

2.
The advisory vote for the approval of executive compensation as described and presented in the Compensation Discussion and Analysis of the Company’s Proxy Statement was approved with 12,560,790 votes in favor; 504,401 votes against; and 21,035 abstentions.  The number of broker non-votes was 2,557,601.

3.
The ratification of the appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending August 31, 2015 was approved with 15,184,518 votes cast in favor; 8,540 votes against; and 450,769 abstentions.  There were no broker non-votes for this proposal.

4.	The 2015 Omnibus Incentive Plan was approved with 12,905,995 votes cast in favor; 178,190 votes against; and 2,041 abstentions. The number of broker non-votes was 2,557,601.

Item 8.01     Other Events

On January 23, 2015, the Company’s Board of Directors approved a new plan to purchase up to $10.0 million of the Company’s outstanding common stock.  The Company may use available cash to make the purchases so long as the Company has access to debt financing of at least $10.0 million.  All previously existing common stock repurchase plans were canceled and the new common share repurchase plan does not have an expiration date.

The actual timing, number, and value of common shares repurchased under the plan will be determined by management in its discretion and will depend on a number of factors, including, among others, general market and business conditions, the trading price of common shares, and applicable legal requirements.  The Company has no obligation to repurchase any common shares under the authorization, and the repurchase plan may be suspended, discontinued, or modified at any time for any reason.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN COVEY CO.

Date:	January 26, 2015	By:	/s/ Stephen D. Young
Stephen D. Young
Chief Financial Officer